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                                                                    EXHIBIT 10.1

                        Amendment to Consulting Agreement

         This Amendment to Consulting Agreement (the "Amendment") is entered into as of April 1, 2002, by and between Cephalon, Inc., a Delaware corporation ("Cephalon") and Martyn D. Greenacre ("Consultant").

         WHEREAS, Cephalon and Consultant have previously entered into a Consulting Agreement (the "Consulting Agreement") dated as of October 1, 2001;

         WHEREAS, pursuant to the Consulting Agreement the Consultant has provided Cephalon with valuable consulting services in connection with Cephalon's acquisition of the French pharmaceutical company Laboratoire L. Lafon;

         WHEREAS, Cephalon is considering undertaking other strategic transactions that would expand its presence in Europe; and

         WHEREAS, Consultant has substantial expertise in the pharmaceutical industry, particularly in Europe.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and intending to be bound legally hereby, Cephalon and Consultant hereby agree as follows:

1. Amendments. The Consulting Agreement is hereby amended as follows, effective
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as of the date set forth above:

1.1. Section 2. Section 2 is hereby amended to extend the initial term of the Consulting Agreement until December 31, 2002.

1.2 Section 6. Section 6 is hereby amended to provide that either Cephalon or Consultant may terminate the Consulting Agreement for any reason whatsoever by providing to the other thirty (30) days prior written notice of such termination.

1.3 Exhibit A. Exhibit A is hereby amended by deleting existing Exhibit A in its entirety and replacing it with the attached Exhibit A.

2. Other Matters.
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2.1  Except as amended hereby, the Consulting Agreement shall remain in full force and effect.

2.2 This Amendment shall be binding on the parties and their respective successors and assigns.

2.3 This Amendment shall be governed and interpreted in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws provisions.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                              CEPHALON, INC.


                              By: /s/ Frank Baldino, Jr., Ph.D.
                                  -----------------------------
                              Name:   Frank Baldino, Jr., Ph.D.
                              Title:  Chairman and Chief Executive Officer


                              MARTYN D. GREENACRE


                              By: /s/ Martyn D. Greenacre
                                  -----------------------------

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                                    Exhibit A

               Description of Consulting Services and Compensation

Scope of Services:            Consultant shall provide consulting services as
                              requested relating to the possible expansion of Cephalon's European Operations.

Compensation:                 Cephalon shall pay Consultant a total of $19,200
                              per month as compensation for the Services as well as travel, hotel, and meal expenses.

Schedule of Payments:         Cephalon shall pay Consultant twice each month
                              during the term of this Agreement.

Please send all invoices to:  Cephalon, Inc.
                              Attn:  Accounts Payable
                              145 Brandywine Parkway
                              West Chester, PA 19380